UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2009

VALLEY FORGE COMPOSITE

TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-51420	20-3061892
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

RIVER CENTER I

50 E RIVER CENTER BLVD, SUITE 820

COVINGTON KY 41011

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (859) 581-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

LEGAL PROCEEDINGS

Valley Forge Composite Technologies, Inc. v. National Concept Licensing, Inc., Marvin Moore, Cindy L. Seide and Richard S. Gold, Civil Action No. 08-46-WOB (E.D. KY)

On April 30, 2009, the Company and the defendants named in the above civil suit agreed to the terms of a settlement.  The settlement, which provides for no admissions of liability by any party, provides that the defendants shall pay a total of $55,000 with the first payment being in the amount of $15,750 and followed by three quarterly installments each in the amount of $13,750.  The payments are personally guaranteed by defendant Richard S. Gold. Upon execution of settlement documents, all individual defendants will be dismissed with prejudice and defendant National Concept Licensing, Inc. will be dismissed without prejudice.

The civil suit was filed on March 18, 2008 in the U.S. District Court for the Eastern District of Kentucky against National Concept Licensing, Inc., Marvin Moore, Cindy L. Seide, and Richard S. Gold, jointly and severally, and sought the recovery of $105,000 in funds paid to the defendants to produce a television commercial and to obtain suitable time slots for a national television advertising campaign.  The services promised by the defendants were not delivered.  The Company had sought, in addition to the $105,000 paid to the defendants, special or consequential damages, costs, pre-judgment interest, attorneys’ fees, and such other and further relief that the court deemed just and proper.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

Date: May 5, 2009	By:	/s/ Louis J. Brothers
Louis J. Brothers
President, Secretary, Treasurer, and Authorized Officer